QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FOR IMMEDIATE RELEASE: NEWS
December 14, 2004
AMEX: HCO

HYPERSPACE® COMMUNICATIONS SIGNS MAJOR RESELLER AGREEMENT
WITH SATELLITE BROADBAND ACCESS LEADER iDIRECT TECHNOLOGIES

Pact Calls for iDirect to Offer HyperWeb™ 7.0 Acceleration Software To Customers for iDirect's Satellite Broadband Access Services;

New Offering Seen as Cost-Effective Solution to "Last Mile" Problem

        DENVER, Colorado, December 14, 2004—HyperSpace Communications, Inc. (AMEX: HCO), a leading provider of application acceleration software, today announced a major reseller agreement with iDirect Technologies, Inc. of Reston, VA. Value of the pact was not disclosed, although management said that in order for iDirect to maintain certain market exclusivity rights, it would have to generate a minimum of $900,000 in the sales of HyperWeb™, measured at periodic intervals, over the two year term of the agreement, less than half of which is required during the first year. iDirect placed an initial order under the contract in December 2004.

        iDirect Technologies is the industry's leading provider of satellite-based broadband access solutions. The company's solutions combine high performance, worldwide availability, ease of installation, high reliability and low cost to end customers. iDirect provides its two-way broadband IP access-over-satellite solution through a channel distribution strategy employing a worldwide network of service providers and network operators.

        Under terms of the agreement, iDirect will deploy HyperSpace's HyperWeb 7.0 in the satellite broadband access market space. HyperWeb 7.0 accelerates, optimizes and secures Web-based and client/server applications over the Internet and wireless and wired networks. The product will be part of a bundled service package offered initially to iDirect's existing customer base. Customers seeking to accelerate their downloads will have the option to add HyperWeb to their service. HyperSpace and iDirect consider the new product offering to be the most cost-effective and complete solution to the "last mile" problem, particularly for cost-sensitive home users, small businesses and developing countries.

        "In certain applications the HyperWeb software will reduce monthly recurring costs to the end user by as much as 50% by increasing bandwidth efficiency of the iDirect VSAT system in Internet access applications," said Greg Cinque, chief technology officer of iDirect. "This new offering will afford our enterprise and carrier customers a distinct competitive advantage in the market, and we believe demand for the HyperWeb will be strong."

        Mark Endry, president and CEO of HyperSpace, said the agreement represents a watershed revenue opportunity for HyperSpace based on iDirect's expectation for positive customer acceptance. He noted that the agreement also includes maintenance and support services. HyperSpace will begin immediately to train iDirect's engineering, sales and support staff.

        "iDirect is a premier global player in the satellite broadband access space, and we view this agreement as a major milestone for HyperSpace," said Endry. "It not only validates the relevance of our solutions in the satellite market segment, but it forms the basis of a new partner and reseller model that is designed to yield predictable, ongoing revenue streams over the long term. We look forward to a long, growing and mutually beneficial relationship with iDirect."

About HyperSpace Communications

        HyperSpace software supports anywhere, anytime access to business-critical data world wide, with real-time, secure application acceleration over existing networks. Hyperspace offers secure, accelerated access right to the desktop. Customers include ABN AMRO, Deutsche Bank, Bridgestone-Firestone Europe, UBS PaineWebber, Dex Media, Hunter Douglas, Nokia, Telecom Italia, and Amway along with many others. For more information, visit HyperSpace online at www.ehyperspace.com.

About iDirect Technologies

        iDirect Technologies designs, develops, and markets satellite-based broadband access solutions targeted at the enterprise, government, carrier and educational sectors that have the need for fast, flexible, and geographically dispersed two-way internet/intranet access. The company has developed technology solutions that combine high performance, worldwide availability, and ease of installation, high reliability, and low cost to end customers. In addition, iDirect solutions offer unprecedented efficiencies, increased revenue opportunities and higher per customer gross margins to satellite network operators. iDirect was included in the Deloitte & Touche Technology Fast 500 list of the fastest-growing U.S. technology companies and one of Virginia's top 50 fastest growing technology companies for both 2003 and 2004. iDirect operates its corporate headquarters in Herndon, Virginia and has regional offices in Europe, Asia, and covering Latin America. Additional information is available on the company website at www.idirect.net.

Cautionary Statement

        Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of HyperSpace Communications to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Other factors, which could materially affect such forward-looking statements, can be found in HyperSpace Communications' filings with the Securities and Exchange Commission, including risk factors. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and HyperSpace Communications undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Company Contacts:

John Yeros, Chairman, 303.566.6510
Barbara Coy, Investor Relations, 303.566.6532
investor@ehyperspace.com
www.ehyperspace.com

QuickLinks

HYPERSPACE® COMMUNICATIONS SIGNS MAJOR RESELLER AGREEMENT WITH SATELLITE BROADBAND ACCESS LEADER iDIRECT TECHNOLOGIES